Exhibit 4.9

COMMON STOCK

PDL BioPharma, Inc.

SEE HEVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

SPECIMEN

Is the registered holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $ 01 PAR VALUE PER SHARE, OF

PDL BioPharma, Inc.

Transferable only on the books of the corporation by the holders hereof, or by attorney or legal representative, upon surrender of this certificate properly endorsed.

in witness whereof, the said corporation has caused this certificate to be signed by its duly authorized office and its corporate seal to be hereunto affixed

COUNTERSIGNED AND REGISTERED

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTER

AUTHORIZED SIGNATURE

PDL BioPharma, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT Custodian

TEN ENT - as Tenants by the entireties (Cust) (Minor)

JT TEN - as joint tenants with right

of survivorship and not as

tenants in common

under Uniform Gifts to Moors

Act

(State)

UNIF TRF MIN ACT (Cust) Custodian (until age )

under (Minor) Uniform Transfers

to Minors Act (State)

Additional abbreviations may also be used though not in the above list

For value received hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

SIGNATURE

GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION LION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between PDL BioPharma, Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of August 25, 2006, as the same may be amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of PDL BioPharma, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. PDL BioPharma, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to, beneficially owned by or transferred to any Person who is or becomes an Acquiring Person (as such terms are defined in the Rights Agreement) or an Associate or Affiliate (as such terms are defined in the Rights Agreement) thereof and certain transferees thereof will be null and void and will no longer be transferable.